Exhibit 10.121

MEDAREX, INC.

2005 EQUITY INCENTIVE PLAN

Section 1.               Purpose of the Plan. The purpose of the Plan is to aid Medarex, Inc. and any Participating Company in securing and retaining Directors, Officers, Consultants, and other Employees and to motivate such persons to exert their best efforts on behalf of the Participating Company Group.

Section 2.               Definitions and Construction. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Affiliate” means (i) an entity, other than a Parent Company, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Company, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)           “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Deferred Stock Award, Other Stock-based Award or Deferred Compensation Award granted under the Plan.

(c)           “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” a “Stock Appreciation Right Agreement,” a “Restricted Stock Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement,” a “Deferred Stock Award Agreement,” a “Deferred Compensation Award Agreement” and such other cash agreement or “Stock-based Award Agreement” containing such terms and conditions as shall be determined by the Committee from time to time.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cashless Exercise” shall have the meaning set forth in Section 6(d).

(f)            “Cause” shall have the meaning set forth in Section 6(h).

(g)           “Change in Control” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, the occurrence of any of the following:

(i)            An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as

the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, voting securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

A “Non-Control Acquisition” shall mean an acquisition of Voting Securities by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any company or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as defined below);

(ii)           The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least 66 2/3% of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least 66 2/3% of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)          Approval of the Company’s shareholders of: (1) a merger, consolidation or reorganization involving the Company, unless (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 66 2/3% of the combined voting power of the outstanding Voting Securities of the company resulting from such merger, consolidation or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 66 2/3% of the members of the board of directors of the Surviving Company, and (iii) no Person, other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any subsidiary thereof, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities of the Company, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Company’s then outstanding voting securities (a transaction described in clause (i) through (iii) shall herein be referred to as a “Non-Control Transaction”); (2) a complete liquidation or dissolution of the Company; or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(h)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i)            “Committee” means the Company’s Compensation and Organization Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Stock is traded. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein; provided, however, that all Awards granted to “non-employee directors” as defined in Rule 16b-3 under the Exchange Act must be granted by a committee comprised solely of “outside directors” as defined in Section 162(m) of the Code.

(j)            “Company” means Medarex, Inc., a New Jersey corporation, or any successor company thereto.

(k)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(l)            “Covered Employee” shall have the meaning given to such term in Section 162(m) of the Code.

(m)          “Deferral Period” shall have the meaning set forth in Section 11(a).

(n)           “Deferred Compensation Award” means an award granted to a Participant pursuant to Section 13 of the Plan.

(o)           “Deferred Stock Award” means an award of Stock granted to a Participant pursuant to Section 11 of the Plan.

(p)           “Director” means a member of the Board.

(q)           “Disability” means a condition causing a Participant to be disabled within the meaning of Section 409A(a)(2)(C) of the Code.

(r)            “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(s)           “Effective Date” means May 19, 2005.

(t)            “Elective Deferred Period” shall have the meaning set forth in Section 11(b)(v).

(u)           “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. For purposes of the Plan, the Committee shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Committee’s determination, all such determinations by the Committee shall be final, binding and conclusive, notwithstanding that the Committee or any court of law or governmental agency subsequently makes a contrary determination.

(v)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)          “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)            Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)           Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date or the trading day immediately preceding such date. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii)          If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(x)            “Full Value Award” means any of the following types of Awards to the extent such Awards are settled in shares of Stock:  Restricted Stock; Restricted Stock Units; Performance Shares; Performance Units; Deferred Stock Awards; Other Stock-based Awards; and Deferred Compensation Awards.

(y)           “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(z)            “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(aa)         “Nonqualified Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or not qualifying as an incentive stock option within the meaning of Section 422(b) of the Code.

(bb)         “Officer” means any person designated by the Board as an officer of the Company.

(cc)         “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(dd)         “Option Expiration Date” shall have the meaning set forth in Section 6(f).

(ee)         “Other Stock-based Awards” means awards that are valued in whole or in part by reference to or are otherwise based on the Stock, including without limitation, convertible debentures, but excluding Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, Deferred Stock Awards and Deferred Compensation Awards.

(ff)           “Parent Company” means any present or future “parent company” of the Company, as defined in Section 424(e) of the Code.

(gg)         “Participant” means any eligible person under the Plan who has been granted one or more Awards.

(hh)         “Participating Company” means the Company or any Parent Company, Subsidiary Company or Affiliate.

(ii)           “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(jj)           “Performance Award” means an Award of Performance Shares or Performance Units.

(kk)         “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ll)           “Performance Goal” means a performance goal established by the Committee pursuant to Section 10 of the Plan.

(mm)       “Performance Measure” shall have the meaning set forth in Section 10(d).

(nn)         “Performance Period” means a period established by the Committee pursuant to Section 10(c) of the Plan at the end of which one or more Performance Goals are to be measured.

(oo)         “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the Fair Market Value of a share of Stock, based upon a Performance Award Formula.

(pp)         “Performance Targets” shall have the meaning set forth in Section 10(d).

(qq)         “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment with an initial value of up to $100, as determined by the Committee, based upon a Performance Award Formula.

(rr)           “Plan” means the Company’s 2005 Equity Incentive Plan.

(ss)           “Predecessor Plans” means each of the Company’s Amended and Restated 1991 Stock Option Plan, 1992 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan, Houston Biotechnology Incorporated Replacement Stock Option Plan, Houston Biotechnology Incorporated 1994A Stock Option Plan, 1997 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, 2000 Non-Director/Officer Employee Stock Option Plan, 2001 Non-Director/Officer Employee Stock Option Plan, 2001 Stock Option Plan, and 2002 New Employee Stock Option Plan.

(tt)           “Restricted Stock Award” means an Award of Restricted Stock.

(uu)         “Restricted Stock” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(vv)         “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 or Section 13 of the Plan, to receive a share of Stock on a date determined in accordance with the provisions of Section 9 or Section 13 and the Participant’s Award Agreement.

(ww)       “Restriction Period” means the period established in accordance with Section 8 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(xx)          “Retirement” means the termination of a Participant’s Service by retirement as determined in accordance with the Company’s then current employment policies and guidelines.

(yy)         “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(zz)          “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(aaa)       “Section 162(m)” means Section 162(m) of the Code.

(bbb)      “Securities Act” means the Securities Act of 1933, as amended.

(ccc)       “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, Officer, Director or Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence that is approved by the Company and otherwise complies with the provisions of Section 14 of the Plan. A Participant’s Service shall be deemed to have terminated either upon an actual termination of employment or service with the Participating Company Group or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ddd)      “Spread” shall have the meaning set forth in Section 21(a)(3).

(eee)       “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4(c) of the Plan.

(fff)         “Subsidiary Company” means any present or future “subsidiary company” of the Company, as defined in Section 424(f) of the Code.

(ggg)      “Ten Percent Owner” or “10% Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(hhh)      “Vesting Conditions” mean those conditions established in accordance with Section 8 or Section 9 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Section 3.               Administration.

(a)           The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award. A majority of the whole Committee present at a meeting at which a quorum is present, or an act approved in writing by all members of the Committee, shall be an act of the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to grant Awards to Participants, pursuant to the provisions of the Plan. The Committee shall also interpret the provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto) and supervise the administration of the Plan.

(b)           The Committee shall: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine whether Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-based Awards, or Deferred Compensation Awards, or a combination of the foregoing, are to be granted hereunder; (iii) determine the number of shares of Stock to be covered by each Award granted hereunder; (iv) determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the exercise or purchase price of Stock purchased pursuant to any Award, (B) the method of payment for Stock purchased pursuant to any Award, (C) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (D) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto; provided, however, that the exercisability or vesting of any Award may only be accelerated in the event of death, Disability, Retirement or Change in Control, (E) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or Stock acquired pursuant thereto not inconsistent with the terms of the Plan; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash; (vi) determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and (vii) determine whether, to what extent, and under what circumstances Option grants and/or other Awards under the Plan are to be made, and operate, on a tandem basis.

(c)           The Chief Executive Officer and the Chief Financial Officer or any other Officer designated by the Committee shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein. The Board or the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such Awards shall not be granted for shares of Stock in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4, (ii) the exercise price per share of each such Award which is an Option or Stock Appreciation Right shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

(d)           With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

(e)           No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award thereunder.

Notwithstanding the foregoing, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (i) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (ii) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

Section 4.              Stock Subject to the Plan; Individual Limitations on Awards.

(a)           Subject to adjustment as provided in Sections 4(b) and 4(c) below, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 21,000,000 shares and shall consist of (i) authorized but unissued shares, or (ii) reacquired shares (treasury) of Stock, or (iii) any combination thereof.  The number of shares of Stock available for issuance under the Plan shall be reduced by: (1) 1 share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under Section 7 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Stock on the date of grant; and (2) 1.60 shares for each share of Stock issued pursuant to a Full Value Award (for purposes of clarification, a Full Value Award is any Award other than an Option granted under Section 6 or a Stock Appreciation Right granted under Section 7 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Stock on the date of grant).

If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  To the extent there is issued a share of Stock pursuant to an Award that counted as 1.60 shares against the number of shares available for issuance under the Plan and such share of Stock again becomes available for issuance under the Plan pursuant to this Section 4(a), then the number of shares of Stock available for issuance under the Plan shall increase by 1.60 shares.

If any shares subject to an Award are not delivered to a Participant because such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 19, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan.  If the exercise price of any Award is satisfied by tendering shares of Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Stock or credited as additional Performance Shares. The maximum number of shares of Stock shall not be reduced by the issuance of shares of Stock hereunder due to the assumption, conversion or substitution of Awards made by an entity acquired by the Company. For the purposes of computing the total number of shares of Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

(b)           The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4(a) above shall be cumulatively increased from time to time by:

(i)            the number of shares of Stock authorized and remaining available for the future grant of options under the Predecessor Plans as of the Effective Date; and

(ii)           the number of shares of Stock subject to that portion of any option outstanding under a Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised.

Notwithstanding the foregoing, the aggregate number of shares of Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 4(b) shall not exceed 10,000,000 shares.

The Plan shall serve as the successor to the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans. All options outstanding under the Predecessor Plans as of the Effective Date shall, immediately upon the Effective Date, be incorporated into the Plan and treated as outstanding Options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option. No provision of the Plan shall be deemed to adversely affect or otherwise diminish the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Stock which may exist under the terms of the Predecessor Plans under which such incorporated option was issued. Subject to the rights of the Participant under the incorporated option documents and Predecessor Plans, the discretion delegated to the Committee hereunder may be exercisable with respect to incorporated options to the same extent as it is exercisable with respect to options originally granted under this Plan.

(c)           Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4(c) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4(c) shall be final, binding and conclusive.

(d)           The maximum number of shares of Stock with respect to which Options and/or SARs may be granted to any Participant in any fiscal year of the Company shall be 1,000,000 shares.  The maximum number of shares with respect to which Full Value Awards, in the aggregate, may be granted to any Participant in any fiscal year of the Company shall be 200,000 shares.  In connection with a Participant’s (i) commencement of Service or (ii) promotion, a Participant may be granted Options and/or SARs for up to an additional 500,000 shares or may be granted Full Value Awards, in the aggregate, for up to an additional 50,000 shares none of which shall count against the limit set forth in the preceding sentence.  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4(c) above.  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Participant, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of shares of Stock with respect to which Awards may be granted to the Participant.  For this purpose, if the Company reprices an Option (or in the case of a SAR, if the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Stock), and if such repricing or reduction (in the case of a SAR) is approved by the shareholders of the Company, then such repricing or reduction shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

Section 5.              Eligibility.

(a)           Awards may, at the Committee’s sole discretion, be granted in the form of Options pursuant to Section 6, SARs pursuant to Section 7, Restricted Stock Awards pursuant to Section 8, Restricted Stock Unit Awards pursuant to Section 9, Performance Awards pursuant to Section 10, Deferred Stock Awards pursuant to Section 11, Other Stock-based Awards pursuant to Section 12, Deferred Compensation Awards pursuant to Section 13, or any combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award at any time to such other terms, conditions, restrictions and/or limitations, (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

(b)           In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“special terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void.  The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (i) increase the number of available shares under Section 4; (ii) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees, Section 162(m) of the Code; or (iii) revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

(c)           Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(d)           The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration, but not limitation, the Committee may restrict the method of exercise of an Award to facilitate compliance with applicable securities laws or exchange control filings, laws or regulations.

(e)           No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

(f)            Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

(g)           Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

Section 6.               Options. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

(a)           Option Price. The purchase price per share of the Stock purchasable under an Option shall be determined by the Committee, but will be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the Option, as determined in accordance with procedures established by the Committee. Notwithstanding the foregoing, the purchase price per share of the Stock purchasable under any Incentive Stock Option granted to any 10% Owner shall not be less then 110% of the Fair Market Value of the Stock on the date of the grant of the Option, as determined in accordance with procedures established by the Committee.

(b)           Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted. Notwithstanding the foregoing, no Incentive Stock Option granted to a 10% Owner shall be exercisable after the expiration of five years from the date the Option is granted.

(c)           Exercisability.

(i)            Options shall be exercisable at such time or times as determined by the Committee at or subsequent to the date of grant; provided, however, that no Option shall be exercisable until the first anniversary date of the granting of the Option, except in the event of death, Disability, Retirement or Change in Control.

(ii)           Solely for Federal income tax purposes, to the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000.00 (as of the date of grant), such Options shall be treated as Nonqualified Stock Options. For purposes of this rule, Options shall be taken into account in the order in which they were granted.

(d)           Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company, notwithstanding that such program or procedures may be available to other Participants.

(e)           Restrictions on Transferability. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonqualified Stock Option shall be assignable or transferable to a “family member” of the Participant as such term is defined in and subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

(f)            Termination by Death. Except to the extent otherwise provided by the Committee at or after the time of grant, if a Participant’s Service terminates by reason of death, the Option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the Participant under the will of the Participant until the expiration of the stated period of the Option (the “Option Expiration Date”).

(g)           Termination by Reason of Disability. Except to the extent otherwise provided by the Committee at or after the time of grant, if a Participant’s Service terminates by reason of Disability, any Option held by such Participant may thereafter be exercised in full at any time prior to three (3) years from the date of such termination, but in no event later than the Option Expiration Date. Notwithstanding the foregoing, if the Option is an Incentive Stock Option and is not exercised within 12 months of the date the Participant’s Service is terminated by reason of the Participant being permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, the Option shall thereafter be treated as a Nonqualified Stock Option and not an Incentive Stock Option. If the Participant dies during the 12-month period commencing on the date his/her Service terminates by reason of such permanent and total disability, however, then the Option will continue to be an Incentive Stock Option until the Option Expiration Date.

(h)           Termination for Cause. If a Participant’s Service is terminated by reason of “Cause,” the Option to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, shall immediately terminate and shall be forfeited in its entirety. For the purposes of the Plan, “Cause” shall mean, unless otherwise provided in an Award Agreement: (i) any gross failure by the Participant (other than by reason of Disability) to faithfully and professionally carry out his or her duties or to comply with any other material provision of his or her employment agreement, if any, which continues for thirty (30) days after written notice by the Participating Company for which the Participant is performing services (the “Employer”); provided, that the Employer does not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion; (ii) the Participant’s dishonesty or other willful misconduct; (iii) the Participant’s conviction of any felony or of any other crime involving moral turpitude, whether or not relating to his or her employment; (iv) the Participant’s insobriety or use of drugs, chemicals or controlled substances either in the course of performing his or her duties and responsibilities for a Participating Company or otherwise affecting the ability of Participant to perform those duties and responsibilities; (v) the Participant’s failure to comply with a lawful written direction of the Employer; (vi) any wanton or willful dereliction of duties by the Participant; or (vii) breach of the Employer’s Standards of Integrity or insider trading policies. Notwithstanding the foregoing, in the event that a Participant is a party to an employment agreement with the Company or any other Participating Company that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination of account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is sent to the Participant.

(i)            Other Termination. If the Participant’s Service terminates for any reason except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, or such other period of time as determined by the Committee at or after grant, but in any event no later than the Option Expiration Date. Notwithstanding the foregoing, if such termination is by action of the Company within 18 months following a Change in Control (other than discharge for Cause), any unexercised portion of the Option may be exercised by the Participant until the earlier of (x) six (6) months and one day after such termination or (y) the Option Expiration Date. Notwithstanding the foregoing, if the Option is not exercised within three (3) months of the date Participant’s Service is terminated, the Option shall be treated as a Nonqualified Option and not an Incentive Stock Option.

(j)            Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth above is prevented by the provisions of Section 22 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified in writing by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(k)           Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth above of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

Section 7.              Stock Appreciation Rights.

(a)           Types of SARs Authorized. SARs shall be granted independently of and not in tandem with any Option.

(b)           Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price per share subject to a SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

(c)           Exercisability and Term of SARs. SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) the vesting and exercisability of any SAR shall not be accelerated except in the event of death, Disability, Retirement or Change in Control.

(d)           Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7(e) below) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Subject to Section 409A of the Code, payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. Subject to Section 409A of the Code, the Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7(e).

(e)           Deemed Exercise of SARs. If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

(f)            Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein, a SAR shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with Section 6(f) through (k) (treating the SAR as if it were an Option), or such other period of time as determined by the Committee at or after the grant, and thereafter shall terminate.

(g)           Nontransferability of SARs. During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of a SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

Section 8.              Restricted Stock Awards.

(a)           Stock and Administration. Shares of Restricted Stock may be issued either alone or in addition to Options, Deferred Stock Awards or other Awards granted under the Plan. The Committee shall determine the Directors, Consultants, and Employees of the Participating Company Group to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such Restricted Stock Awards may be subject to forfeiture (subject to Section 3(b)(iv)(D)), and all other conditions of the Awards.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10(d).  If either the grant of a Restricted Stock Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10(c) through 10(e), as applicable.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

(b)           Awards and Certificates. The prospective recipient of an Award of shares of Restricted Stock shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions.

(i)            Each Participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Medarex, Inc. 2005 Equity Incentive Plan and an Agreement entered into between the registered owner and Medarex, Inc. Copies of such Plan and Agreement are on file in the offices of Medarex, Inc., 707 State Road, Princeton, New Jersey 08540.”

The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and shall require, as a condition of any Restricted Stock Award, that the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

(c)           Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)            subject to the provisions of this Plan, during a period set by the Committee commencing with the date of such Award (the “restriction period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under the Plan. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate (subject to Section 3(b)(iv)(D)).  Notwithstanding the foregoing, or any other provision of the Plan, any Awards of Restricted Stock which vest on the basis of the Participant’s continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Awards of Restricted Stock which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that (A) up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines and

(B) the vesting of any Award of Restricted Stock may be accelerated in the event of death, Disability, Retirement or Change in Control.

(ii)           Except as provided in subsection (c)(i) of this Section 8, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a Shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock or otherwise reinvested. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

(iii)          Subject to the provisions of subsection (d) of this Section 8, upon termination of Service of any reason during the restriction period, all shares still subject to restriction shall be forfeited by the Participant and reacquired by the Company.

(d)           Effect of Termination of Service. Unless related to death, Disability, Retirement or Change in Control and (i) otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement or (ii) determined by the Committee in its sole discretion after the date of grant, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death, Disability or Retirement), then the Participant shall forfeit to the Company any Restricted Stock pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

(e)           Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant of a Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

Section 9.               Terms and Conditions of Restricted Stock Unit Awards.

(a)           Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10(d). If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10(c) through 10(e), as applicable.  The provisions of Restricted Stock Unit Awards need not be the same with respect to each recipient.

(b)           Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

(c)           Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10(d), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  Notwithstanding the foregoing, or any other provision of the Plan, any Awards of Restricted Stock Units which vest on the basis of the Participant’s continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Awards of Restricted Stock Units which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that (i) up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines and (ii) the vesting of any Award of Restricted Stock Units may be accelerated in the event of death, Disability, Retirement or Change in Control.

(d)           Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (x) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (y) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4(c), appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

(e)           Effect of Termination of Service. Unless related to death, Disability, Retirement or Change in Control and (i) otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement or (ii) determined by the Committee in its sole discretion after the date of grant, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death, Disability or Retirement), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

(f)            Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9(d)) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, and subject to Section 409A of the Code, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

(g)           Nontransferability of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

Section 10.            Terms and Conditions of Performance Awards.

(a)           Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

(b)           Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4(c), on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.  No Participant shall be granted, within any one fiscal year of the Company, Performance Units which in the aggregate may have a maximum final value in excess of $2,000,000.

(c)           Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Except as provided in Section 10(d)(iii), once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula. Notwithstanding the foregoing, or any other provision of the Plan, all Performance Awards shall provide for a Performance Period of at least 12 months; provided, however, that up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet this vesting guideline.

(d)           Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i)            Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meanings used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Company consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, any financial Performance Measures applicable to a Performance Award shall be calculated in accordance with the Company’s past accounting practices.  Performance Measures may be one or more of the following, as determined by the Committee: (1) cost of sales, (2) earnings per share, (3) cash flow (including but not limited to net operating cash flow, free cash flow and cash flow return on capital), (4) marketing and sales expenses, (5) net income or net earnings (before or after taxes), (6) operating margin, (7) product approvals, (8) product sales, (9) projects in clinical or preclinical development, (10) regulatory filings, (11) research and development efforts, (12) working capital, (13) revenue, (14) achievement of specified milestones in the discovery, development, commercialization, or manufacturing of one or more of the Company’s products and/or services, (15) expense targets, (16) personal management objectives, (17) share price (including, but not limited to, growth measures and total shareholder return), (18) operating efficiency, (19) gross margin, (20) return measures (including, but not limited to, return on assets, capital, equity, or sales), (21) productivity ratios, (22) operating income, (23) net operating income, (24) net operating profit, (25) earnings before or after interest, taxes, depreciation, and/or amortization, (26) economic value added, (27) market share, (28) customer satisfaction, (29) joint ventures, corporate partnerships and strategic alliances, (30) spin-offs, split ups and the like, (31) reorganizations, (32) strategic investments or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings, (33) acquisitions or divestitures, (34) organizational realignments, (35) infrastructure changes, (36) assets and (37) debt reduction. The Performance Measures and Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (C) on a per-share basis, (D) against the performance of the Company as a whole or a segment of the Company and/or (E) on a pre-tax or after-tax basis.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement.

(ii)           Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

(iii)          Adjustments. To the extent compliant with Section 162(m) of the Code, at the time of the grant of any Performance Award, the Committee is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; and/or (vi) to make adjustments for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.

(e)           Settlement of Performance Awards.

(i)            Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(ii)           Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(iii)          Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(iv)          Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10(e)(i) and (ii), the Company shall notify each Participant of the determination of the Committee.

(v)           Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10(e)(i) and (ii), and in no event later than the date required by Section 409A of the Code to avoid a payment of deferred compensation, payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. Subject to Section 409A of the Code, an Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(vi)          Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to vesting conditions determined by the Committee.

(f)            Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (x) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (y) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become non-forfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10(e). Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4(c), appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

(g)           Effect of Termination of Service. Unless related to death, Disability, Retirement (if in compliance with Section 162(m) of the Code) or Change in Control and (i) otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement or (ii) determined by the Committee in its sole discretion after the date of grant, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(i)             Termination for Cause and Voluntary Termination of Service by Participant. If a Participant’s Service terminates for reason of Cause or voluntary termination before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

(ii)            Other Termination of Service. If the Participant’s Service terminates for any reason except for Cause or voluntary termination before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10(e).

(h)           Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

Section 11.            Deferred Stock Awards.

(a)           Stock and Administration. Subject to the requirements of Section 409A of the Code, Deferred Stock Awards of the right to receive Stock that is not to be distributed to the Participant until after a specified deferral period may be made either alone or in addition to Options, Restricted Stock, or other Awards granted under the Plan. The Committee shall determine the Participants to whom, and the time or times at which, Deferred Stock Awards shall be awarded, the number of shares of Stock to be awarded to any Participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the Deferred Stock Award in addition to those contained in subsection (b) of this Section 11.  In its sole discretion, the Committee may provide for a minimum payment at the end of the applicable Deferral Period based on a stated percentage of the Fair Market Value on the date of grant of the number of shares of Stock covered by a Deferred Stock Award.  Deferred Stock Awards may also be granted upon the completion of a specified Performance Period or upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10(d).  If either the grant of a Deferred Stock Award or other conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10(c) through 10(e), as applicable.  The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

Notwithstanding the foregoing, or any other provision of the Plan, any Deferred Stock Awards which vest on the basis of the Participant’s continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Deferred Stock Awards which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines.

(b)           Terms and Conditions. Deferred Stock Awards made pursuant to this Section 11 shall be subject to the following terms and conditions:

(i)             Subject to the provisions of the Plan, the shares of stock to be issued pursuant to a Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period or Elective Deferral Period (defined below), where applicable, and may be subject to a risk of forfeiture during all or such portion of the Deferral Period as shall be specified by the Committee. At the expiration of the Deferral Period and Elective Deferral Period, share certificates shall be delivered to the Participant, or the Participant’s legal representative, representing the number of shares covered by the Deferred Stock Award.

(ii)            Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares of Stock covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional deferred Stock or otherwise reinvested, as determined at the time of the Deferred Stock Award by the Committee, in its sole discretion.

(iii)           Subject to the provisions of subsection (b)(iv) of this Section 11, upon termination of the Service for any reason during the Deferral Period for a given Deferred Stock Award, the Stock subject to such Deferred Stock Award shall be forfeited by the Participant.

(iv)           In the event of the Participant’s Disability, death or Retirement during the Deferral Period (or Elective Deferral Period, where applicable), the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant’s Deferred Stock Award; provided, however, that if such Deferred Stock Award is subject to Section 409A of the Code, such waiver may only occur in the event of the Participant’s Disability or death, or upon the occurrence of an unforeseeable emergency (as such term is defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Deferred Stock Award must provide for such waiver at the time of grant of such Deferred Stock Award.  Anything in the Plan to the contrary notwithstanding, upon the occurrence of a Change in Control, the Deferral Period and the Elective Deferral Period with respect to each Deferred Stock Award shall expire immediately and all share certificates relating to such Deferred Stock Award shall be delivered to each Participant or the Participant’s legal representative; provided, however, that if such Award is subject to Section 409A of the Code, (i) such delivery shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Deferred Stock Award must provide for such delivery at the time of grant of such Deferred Stock Award.

(v)           Subject to Section 409A of the Code, prior to completion of the Deferral Period, a Participant may elect to defer further the receipt of the Deferred Stock Award for a specified period or until a specified event (the “Elective Deferred Period”), subject in each case to the approval of the Committee and under such terms as are determined by the Committee, all in its sole discretion.

(vi)          Each Deferred Stock Award shall be confirmed by an Award Agreement or other instrument executed by the Committee and by the Participant.

Section 12.            Other Stock-Based Awards.

(a)           Stock and Administration. Subject to the requirements of Section 409A of the Code, Other Stock-based Awards may be granted either alone or in addition to other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Stock-based Awards shall be made, the number of shares of the Stock to be awarded pursuant to such Other Stock-based Awards and all other conditions of the Other Stock-based Awards.  Other Stock-based Awards may also be granted upon the completion of a specified Performance Period or upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10(d).  If either the grant of a Other Stock-based Award or other conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10(c) through 10(e), as applicable.  The provisions of Other Stock-based Awards need not be the same with respect to each recipient.

Notwithstanding the foregoing, or any other provision of the Plan, any Other Stock-based Awards which vest on the basis of the Participant’s continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Other Stock-based Awards which provide for vesting upon the attainment of Performance Goals shall provide for a Performance

Period of at least 12 months; provided, however, that up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines.

(b)           Terms and Conditions. Other Stock-based Awards made pursuant to this Section 12 shall be subject to the following terms and conditions:

(i)             Subject to the provisions of this Plan, shares or interests in shares subject to Other Stock-based Awards made under this Section 12 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii)            Subject to the provisions of this Plan and the Other Stock-based Award agreement, the recipients of Other Stock-based Awards under this Section 12 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or Dividend Equivalents with respect to the number of shares or interests therein covered by the Other Stock-based Awards, as determined at the time of grant of the Other Stock-based Awards by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii)           Any Other Stock-based Awards granted under this Section 12 and any Stock covered by any such Other Stock-based Award may be forfeited to the extent so provided in the Other Stock-based Award agreement, as determined by the Committee, in its sole discretion.

(iv)          In the event of the Participant’s Disability, death or Retirement, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all Other Stock-based Awards; provided, however, that if such Other Stock-based Awards are subject to Section 409A of the Code, such waiver may only occur in the event of the Participant’s Disability or death, or upon the occurrence of an unforeseeable emergency (as such term is defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Other Stock-based Awards must provide for such waiver at the time of grant of such Other Stock-based Awards. Anything in the Plan to the contrary notwithstanding, upon the occurrence of a Change in Control, any limitations imposed with respect to any Other Stock-based Award under this Section 12, including any provision providing for the forfeiture of any Other Stock-based Award under any circumstance, shall terminate immediately and the number of shares of or interests in the Stock subject to such Other Stock-based Award shall be delivered to the Participant (or, in the case of an Other Stock-based Award with respect to which such number is not determinable, such number of shares of or interests in the Stock as is determined by the Committee and set forth in the terms of such Other Stock-based Award); provided, however, that if such Other Stock-based Award is subject to Section 409A of the Code, (i) such delivery shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Other Stock-based Award must provide for such delivery at the time of grant of such Other Stock-based Award.

(v)           Each Other Stock-based Award under this Section 12 shall be confirmed by an agreement or other instrument executed by the Company and by the Participant.

(vi)          The Stock or interests therein (including securities convertible into the Stock) paid or awarded on a bonus basis under this Section 12 shall be issued for no cash consideration; the Stock or interests therein (including securities convertible into the Stock) purchased pursuant to a purchase right Awarded under this Section 12 shall be priced at least at 50% of the Fair Market Value of the Stock on the date of grant.

(vii)         The Committee, in its sole discretion, may impose such restrictions on the transferability of Other Stock-based Awards as it deems appropriate. Any such restrictions shall be set forth in the written agreement between the Company and the Participant with respect to such Award.

(viii)        Each Other Stock-based Award to an Insider under this Section 12 shall be subject to all of the limitations and qualifications that may be required by Section 16 of the Exchange Act and all of the rules and regulations promulgated thereunder.

Section 13.            Deferred Compensation Awards.

(a)           Establishment of Deferred Compensation Award Programs. This Section 13 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, and subject to the requirements of Section 409A of the Code, may establish one or more programs pursuant to the Plan under which a Participant designated by the Committee who is an Insider or otherwise among a select group of management and highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Restricted Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b)           Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 13 may be evidenced by Award

Agreements in such form as the Committee shall from time to time establish. Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(c)           Vesting Conditions. Deferred Compensation Awards shall be subject to such vesting conditions as shall be determined by the Committee.  Notwithstanding the foregoing, or any other provision of the Plan, any Deferred Compensation Awards which vest on the basis of the Participant’s continuous Service with the Company or any Participating Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any Deferred Compensation Awards which provide for vesting upon the attainment of Performance Goals shall provide for a Performance Period of at least 12 months; provided, however, that (i) up to 10% of the authorized shares under this Plan may be subject to Full Value Awards which do not meet these vesting guidelines, (ii) any Restricted Stock Units subject to Deferred Compensation Awards that are granted in lieu of compensation that has been earned by the Participant and that is otherwise payable in cash shall not be subject to these vesting guidelines, and (iii) the vesting of any Deferred Compensation Awards may accelerated in the event of death, Disability, Retirement or Change in Control.

(d)           Terms and Conditions of Restricted Stock Units.

(i)             Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Restricted Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Restricted Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally granted under the Award Agreement. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4(c), appropriate adjustments shall be made in the Participant’s Restricted Stock Units so that the Participant receives upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii)            Settlement of Restricted Stock Units. A Participant electing to receive an Award of Restricted Stock Units pursuant to this Section 13, shall specify at the time of such election a settlement date with respect to such

Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or, if so determined by the Committee, the date of termination of the Participant’s Service or the date of the Participant’s death or Disability, a number of whole shares of Stock equal to the number of whole Restricted Stock Units granted under the Award Agreement. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Restricted Stock Units shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii)           Nontransferability of Restricted Stock Units. Prior to their settlement in accordance with the provision of the Plan, no Restricted Stock Unit shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

Section 14.             Transfer, Leave of Absence, etc. For purposes of the Plan: (a) a transfer of an Employee from the Company to a Participating Company, or vice versa, or from one Participating Company to another; (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness, or for any other purposes approved by the Company if the period of such leave does not exceed three (3) months; or (c) a leave of absence in excess of three (3) months, duly authorized in writing by the Company, shall not be deemed a termination of Service. However, if any such leave of absence taken by a Participant exceeds three (3) months, then any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonqualified Stock Option after six (6) months following the commencement of such leave, unless the Participant’s right to return to Service is guaranteed by statute or contract.

Section 15.             Amendments and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of a Participant under any Award theretofore granted, without the Participant’s consent, or (ii) which, without the approval of the shareholders, would:

(a)           except as is provided in Section 4 of the Plan, increase the total number of shares available for the purpose of the Plan;

(b)           subsequent to the date of grant, decrease the option price of any Option or SAR to less than 100% (110% in the case of a 10% Owner of an Incentive Stock Option) of the Fair Market Value on the date of the granting of the Option or SAR or cancel any outstanding Option or SAR in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs;

(c)           extend the maximum option period under Section 6(b) of the Plan;

(d)           otherwise materially increase the benefits accruing to Participants under, or materially modify the requirements as to eligibility for participation in, the Plan; or

(e)           violate any applicable law, rule or regulation enacted or promulgated by any governmental authority, securities exchange, market system  or self regulatory organization.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without such holder’s consent. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, amend the Plan or terms of any outstanding Award held by a person then subject to Section 16 of the Exchange Act without the consent of any holder in order to preserve exemptions under said Section 16 which are or become available from time to time under rules of the Securities and Exchange Commission.

Section 16.            Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Stock; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Section 17.            Employment at Will. Nothing contained in the Plan, or in any Award granted pursuant to the Plan, or in any agreement made pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by a Participating Company or its subsidiaries, nor interfere in any way with the right of a Participating Company or its subsidiaries to terminate the Participant’s employment at will or change the Participant’s compensation at any time.

Section 18.            Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

Section 19.            Taxes.

(a)           Participants shall make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to any income which the Participant is required, or elects, to include in his gross income and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Anything contained herein to the contrary notwithstanding, the Committee may, in its sole discretion, authorize acceptance of Stock received in connection with the grant or exercise of an Award or otherwise previously acquired in satisfaction of withholding requirements.

(b)           Notwithstanding any provisions to the contrary in this Section 19, an Insider may only satisfy tax withholding requirements with the settlement of a stock appreciation right or with shares of the Stock if he or she has held such stock or stock appreciation right for at least six (6) months or the cash settlement of the tax obligation occurs no earlier than six (6) months after the date of an irrevocable election made by an Insider.

Section 20.            Standard Forms of Award Agreement.

(a)           Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of notice of grant and a form of agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

(b)           Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

Section 21.            Change in Control.

(a)           Effect of Change in Control on Options and SARs.

(1)           Accelerated Vesting. The Committee, in its discretion, may provide in any Award Agreement evidencing an Option or SAR Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

(2)           Assumption or Substitution. In the event of a Change in Control, the Surviving Company, may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the stock of the Surviving Company or other Person acquiring the Company’s Voting Securities in such Change in Control (the “Acquirer”). Any Options or SARs which are not assumed or substituted in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(3)           Cash-Out of Options or SARs. The Committee, in its discretion and without the consent of any Participant, may determine that, upon the occurrence of a

Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.

(b)           Effect of Change in Control on Restricted Stock Awards. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated effective immediately prior to the consummation of the Change in Control to such extent as the Committee shall determine.

(c)           Effect of Change in Control on Restricted Stock Unit Awards. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to the Change in Control shall be settled effective as of the date of the Change in Control to such extent as the Committee shall determine; provided, however, that if such Restricted Stock Unit Award is subject to Section 409A of the Code, (i) such settlement shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Restricted Stock Unit Award must provide for such settlement at the time of grant of such Restricted Stock Unit Award.

(d)           Effect of Change in Control on Performance Awards. The Committee, in its discretion, may provide in any Award Agreement evidencing a Performance Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control or whose Service terminated by reason of the Participant’s death or Disability shall become payable effective as of the date of the Change in Control to such extent as the Committee shall determine; provided, however, that if such Performance Award is subject to Section 409A of the Code, (i) such payment shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Performance Award must provide for such payment at the time of grant of such Performance Award.

(e)           Effect of Change in Control on Deferred Stock Awards, Other Stock-Based Awards and Deferred Compensation Awards. The Committee, in its discretion, may provide in any Award Agreement evidencing a Deferred Stock Award, Other Stock-based Award or a Deferred Compensation Award or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, that the stock or Restricted Stock Units pursuant to such Award shall be settled effective as of the date of the Change in Control; provided, however, that if such Award is subject to Section 409A of the Code, (i) such settlement shall only occur if the Change in Control is deemed to be a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined under Section 409A of the Code and Treasury Regulations thereunder) and (ii) the Award Agreement evidencing such Award must provide for such settlement at the time of grant of such Award.

(f)            Excise Tax Limit. In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 21(f) shall be made by the nationally recognized accounting firm which is the Company’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 21(f), all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on December 30, 2004.

Section 22.             Compliance With Securities Law. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation, warranty or covenant with respect thereto as may be requested by the Company.

Section 23.            Miscellaneous Provisions.

(a)           Deferrals of Payment. In addition to the grant of Deferred Stock Awards or Deferred Compensation Awards under Section 11 or 13 of the Plan, the Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

(b)           Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such repurchase options or transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such repurchase options or transfer restrictions.

(c)           Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

(d)           Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Officer, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

(e)           Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4(c) or another provision of the Plan.

(f)            Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award; provided, however, that if the Company does not issue fractional shares upon the exercise or settlement of any Award, it shall make a cash payment equal to the Fair Market Value of such fractional shares unless such fractional shares are rounded up.

(g)           Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

(h)           Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

(i)            Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of New Jersey, without regard to its conflict of law rules.

Section 24.            Effective Date of the Plan. The Plan shall be effective on the Effective Date.

Section 25.            Term of the Plan. No Award shall be granted pursuant to the Plan after May 19, 2015, but Awards theretofore granted may extend beyond that date.